Exhibit 23.3

                              Consent of Auditors


We consent to the incorporation by reference in the Registration Statement of Form S-8 of The Toronto-Dominion Bank filed with the U.S. Securities and Exchange Commission and in the related prospectus of our report dated November 16, 2000 on the consolidated financial statements of The Toronto-Dominion Bank as at October 31, 2000 and 1999 and for the years then ended appearing in the Annual Report (Form 40-F).




October 31, 2002             /s/ Ernst & Young LLP          /s/ KPMG LLP
Toronto, Canada              Ernst & Young LLP              KPMG LLP